Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on October 11, 2023, by and between Metals Acquisition Limited, a private limited company newly incorporated under the laws of Jersey, Channel Islands (the Company”), and the subscriber named on the signature page hereto (“Subscriber”).

WHEREAS, on the terms and subject to the conditions set forth in this Subscription Agreement, the Company desires to issue and sell to Subscriber, and Subscriber desires to subscribe for and purchase from the Company, that number of newly-issued ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of the Company (the “Subscribed Shares”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $11.00 per share (the “Per Share Subscription Price” and the aggregate of such Per Share Subscription Price for all Subscribed Shares being referred to herein as the “Subscription Amount”); and

WHEREAS, substantially concurrently with and following the execution of this Subscription Agreement, the Company will enter into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other accredited investors (the “Other Subscribers” and, together with Subscriber, the “Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement (other than the amount of Ordinary Shares to be subscribed for and purchased by the Other Subscribers), pursuant to which such investors shall agree to purchase on the Closing Date (as defined below) Ordinary Shares (the “Other Subscribed Shares” and, together with the Subscribed Shares, the “Aggregate Subscribed Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Subscription. Subject to the terms and conditions hereof, Subscriber hereby subscribes for and agrees to purchase at the Closing (as defined below), and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Subscription Amount, the Subscribed Shares (such subscription and issuance, the “Subscription”).

2.            Closing.

(a)            The consummation of the Subscription (the “Closing”) shall be contingent upon and occur on the second Business Day following the date of this Subscription Agreement, or such later date as may be mutually agreed upon by Subscriber and the Company.

(b)            On the Closing Date, Subscriber shall deliver to the Company, the Subscription Amount in cash via wire transfer. At the Closing, the Company shall issue the Subscribed Shares to Subscriber and cause the Subscribed Shares to be registered in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed. Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(c)            The Closing shall be subject to the satisfaction or valid waiver (to the extent a valid waiver is capable of being issued) by the party (the Company, on the one hand, or Subscriber, on the other) entitled to the benefit thereof, of the conditions that, on or prior to the Closing Date:

(i)            The Subscribed Shares shall have been approved for listing on The New York Stock Exchange (the “NYSE”), subject to official notice of issuance, and no suspension of the qualification of the Subscribed Shares for offering or sale or trading on the NYSE, or, to the Company’s knowledge, initiation or threatening of any proceedings for such purposes, shall have occurred;

(ii)            no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below)).

(d)            The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on or prior to the Closing Date:

(i)            all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (other than (x) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects or (y) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects (or, if qualified by materiality or Subscriber Material Adverse Effect, which representations shall be true and correct in all respects) as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing;

(ii)            Subscriber shall have wired the Subscription Amount in accordance with Section 2(b) of this Subscription Agreement and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)            Subscriber shall have provided to the Company the information requested in Annex A hereto.

(e)            The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on or prior to the Closing Date:

(i)            all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects (or, if qualified by materiality or Company Material Adverse Effect, which representations shall be true and correct in all respects) as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing; and

(ii)            the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to materially and adversely affect the economic benefits to Subscriber under this Subscription Agreement.

3.            Company Representations and Warranties. The Company represents and warrants to Subscriber and the Placement Agents (as defined below) that as of the date hereof:

(a)            The Company (i) has been duly incorporated and is validly existing as a private limited company in good standing under the laws of Jersey, Channel Islands, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means any event, circumstance, change, development, effect or occurrence (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (b) would prevent, materially delay or materially impede the performance by the Company or its subsidiaries of its obligations under this Subscription Agreement.

(b)            As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued.

(c)            The Subscribed Shares are not, and following the Closing, will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Subscribed Shares under any organizational document, policy or agreement of, by or with the Company, but excluding (i) the restrictions on transfer described in Section 4(e) of this Subscription Agreement with respect to the status of the Ordinary Shares as “restricted securities” pending their registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the terms of this Subscription Agreement, and (ii) compliance with routine transfer registration provisions under the Company’s organizational documents and agreements and policies of the Company’s transfer agent.

(d)            This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(e)            The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(f)            Assuming the accuracy of all of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) filings with the United States Securities and Exchange Commission (the “Commission”), including the filing of the Registration Statement pursuant to Section 5 below, (iii) filings required by the NYSE, (iv) those that will be obtained, made or given, as applicable, on or prior to the Closing, and (v) consents, waivers, authorizations, orders, notices or filings, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s legal authority to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(g)            Other than where the failure to timely file would not reasonably be expected to have a Company Material Adverse Effect, as of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the applicable requirements in existence as of such dates of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, as of such dates, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(h)            As of the date hereof, the entire authorized share capital of the Company consists of 220,000,000 Ordinary Shares and 25,000,000 preference shares.

(i)            Assuming the accuracy of all of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber and the Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities law.

(j)            Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in violation of the Securities Act in connection with any offer or sale of the Subscribed Shares.

(k)            Except for the Placement Agents, no broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Subscribed Shares to Subscriber.

(l)            The Company has provided Subscriber an opportunity to ask questions regarding the Company and made available to Subscriber all the information reasonably available to the Company that Subscriber has reasonably requested to make an investment decision with respect to the Subscribed Shares.

(m)            Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company is in compliance with all laws applicable to the conduct of its business. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(n)            As of the date hereof, the Company’s issued and outstanding Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the NYSE. There is no suit, action, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the Commission with respect to any intention by such entity to deregister the Company Shares or to prohibit or terminate the listing of the Company Shares on the NYSE.

(o)            There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as set forth in the SEC Reports.

(p)            The Company has not engaged in any “directed selling efforts” (within the meaning of Regulation S) with respect to the Subscribed Shares, and the Company and its affiliates has complied with the offering restrictions requirement of Regulation S. The Company is a “foreign issuer” as defined in Regulation S.

4.            Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and the Placement Agents that as the date hereof:

(a)            Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)            This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)            The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to timely consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d)

(i)            If Subscriber is located in the United States or is a U.S. person (as defined in Rule 902 under Regulation S, a “U.S. person”), Subscriber (referred to herein as a “U.S. Subscriber”) (A) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act), in either case satisfying the applicable requirements set forth on Annex A hereto and an “institutional account” as defined in FINRA Rule 4512(c), and is not an entity formed for the specific purpose of acquiring the Subscribed Shares, (B)  is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (C) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares, (D) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if U.S. Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and U.S. Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, (E) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A), and (F) understands that the offering meets the exemptions from filing under FINRA Rules 5123(b)(1)(A), (C) and (J); and

(ii)            if Subscriber is located in a jurisdiction outside of the United States and is not a U.S. person (referred to herein as a “Foreign Subscriber”), (A) Foreign Subscriber is acquiring the Subscribed Shares in an "offshore transaction" meeting the requirements of Rule 903 of Regulation S under the Securities Act, (B) Foreign Subscriber understand that the offering meets the exemptions from filing under FINRA Rule 5123(b)(3), (C) Foreign Subscriber is aware that the sale to them is being made in reliance on a private placement exemption from, or in a transaction not subject to, registration under the Securities Act, and the purchaser and the person, if any, for whose account or benefit the purchaser is acquiring the Securities offered pursuant to this Subscription, was located outside the United States and was not a U.S. person at the time (x) the offer was made to it and (y) when the buy order for such Subscribed Shares was originated, and continues to be located outside the United States and not to be a U.S. person and has not purchased such Subscribed Shares for the account or benefit of any person located in the United States or who is a U.S. person, or entered into any arrangement for the transfer of such Subscribed Shares or any economic interest therein to any person located in the United States or any U.S. person, and (D) Foreign Subscriber is authorized to consummate the purchase of the Subscribed Shares offered pursuant to this Subscription in compliance with all applicable laws and regulations of the jurisdiction where such sales are to be made.

(iii)            In either case, the Subscribed Shares have not been registered under the Securities Act or any other applicable securities laws of any other jurisdiction, are being offered in transactions not requiring registration under the Securities Act, and unless so registered, may not be reoffered, resold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. Subscriber understands that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Subscribed Shares.

(iv)            U.S. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged (other than in connection with ordinary course prime brokerage relationships) or otherwise disposed of by U.S. Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions, and that any book-entry positions or certificates representing the Subscribed Shares shall contain the legend set forth in this Section 4(d). U.S. Subscriber understands and agrees that the Subscribed Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, U.S. Subscriber may not be able to readily offer, resell, transfer, pledge (other than in connection with ordinary course prime brokerage relationships) or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. U.S. Subscriber understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or disposition of any of the Subscribed Shares.

Each book entry for the Subscribed Shares issued to U.S. Subscribers shall contain a notation, and each certificate (if any) evidencing the Ordinary Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form (or to substantially the following effect):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE SUBSCRIBER AGREES FOR THE BENEFIT OF METALS ACQUISITION LIMITED (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)            TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)            PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)            PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)            PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY PERMITTED TRANSFER IN ACCORDANCE WITH THE ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Book entry positions for the Subscribed Shares or certificates representing the Subscribed Shares issued to Foreign Subscribers shall not be imprinted with such legend.

(e)            Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby expressly and irrevocably acknowledges and agrees that it is not relying on, any representations, warranties, covenants or, agreements or statements made to Subscriber by or on behalf of the Company, or the Company’s affiliates or any of its subsidiaries, control persons, officers, directors, employees, partners, agents or representatives, or any other person or entity (including the Placement Agents), expressly or by implication, (including by omission), other than those representations, warranties, covenants, agreements and statements of the Company expressly set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission). Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. Subscriber agrees that neither the Placement Agents nor any of its affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable (including in contract, tort, under federal or state securities laws or otherwise) to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares. On behalf of itself and its affiliates and any of their respective control persons, officers, directors or employees, Subscriber releases the Placement Agents and any of their respective affiliates in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby. Subscriber agrees not to commence any litigation or bring any claim against the Placement Agents nor any of their affiliates in any court or any other forum which relates to, may arise out of, or is in connection with, the placement of the Ordinary Shares. Subscriber undertook this investment freely and after obtaining independent legal advice.

(f)            In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and upon the representations, warranties and covenants of the Company expressly set forth herein (and no other representations and warranties). Subscriber acknowledges and agrees that Subscriber has received and had adequate time to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company. Subscriber acknowledges it has conducted its own investigation of the Company and the Subscribed Shares and has not relied on any statements or other information provided by the Placement Agents concerning the Company or the Subscribed Shares or the offer and sale of the Subscribed Shares, and has been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares. Subscriber has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that Subscriber has reviewed the SEC Reports. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that none of Ashanti Capital Pty Ltd. and Scotia Capital (USA) Inc., each acting as a placement agent to the Company (collectively, the “Placement Agents”), nor any affiliate of the Placement Agents has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agents nor any of their affiliates have made or make any representation or warranty, whether express or implied, of any kind or character as to the Company or the quality or value of the Subscribed Shares and the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, neither the Placement Agents nor any of their affiliates have acted as a financial advisor or fiduciary to Subscriber. Subscriber agrees that neither the Placement Agents nor any of their affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing shall be liable to any Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Subscribed Shares. Subscriber understands that the Placement Agents and their directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to the Placement Agents by the Company. On behalf of Subscriber and Subscriber’s affiliates, Subscriber releases the Placement Agents and their respective affiliates in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the Subscription. Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents nor any of their affiliates in any court or any other forum which relates to, may arise out of, or is in connection with, the Subscription. This undertaking is given freely and after obtaining independent legal advice.

(g)            Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company or by means of contact from the Placement Agents and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company and/or its Representatives. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, and none of the Company, the Placement Agents or their respective Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agents and/or their respective Representatives), other than the representations and warranties expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h)            Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision, and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. Subscriber acknowledges that it (i) is a sophisticated investor, experienced in investing in business and financial transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its purchase of the Subscribed Shares. Subscriber acknowledges that its purchase of Subscribed Shares (i) is fully consistent with Subscriber’s financial needs, objectives and condition, (ii) complies and is fully consistent with all of Subscriber’s applicable investment policies, guidelines and other restrictions, (iii) has been duly authorized and approved by all necessary action (corporate or otherwise), and (iv) does not and will not violate or constitute a default under Subscriber’s charter, by-laws or other constituent documents or under any law, rule, regulation, agreement or other obligation by which we are bound and are a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares. Subscriber understands that the purchase and sale of the Subscribed Shares hereunder meets (i) the institutional accounts exemptions from filing under FINRA Rule 5123(b)(1)(A), (ii) the institutional customer exemption from filing under FINRA Rule 2111(b), (iii) the qualified institutional buyers exemption from filing under FINRA Rule 5123(b)(1)(C) and (iv) the accredited investors exemption from filing under FINRA Rule 5123(b)(1)(J).

(i)            Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(j)            Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(k)            Subscriber is in compliance with all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States and administered by the U.S. Department of Treasury, U.S. Department of Commerce, or the U.S. Department of State, and (b) the United Nations Security Council, the European Union as administered by any European Union member state, or the United Kingdom’s HM Treasury (collectively, “Sanctions”). Neither Subscriber, nor any of its officers, directors, employees, or, to its knowledge, agents, is, or is owned or controlled by any person that is the target of Sanctions, including (x) a person or entity that is named on any sanctions-related list of designated persons, including the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the Denied Persons List, Entity List, or Unverified List administered by the U.S. Department of Commerce, Bureau of Industry and Security, and sanctions-related lists set forth in any Executive Order issued by the President of the United States and administered by OFAC, or any other list of prohibited or restricted parties promulgated by OFAC, the Department of Commerce, the Department of State, Her Majesty’s Treasury, the European Union or any member state thereof, or the United Nations Security Council, (y) organized, located, or resident in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of any country or territory subject to comprehensive sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk and Luhansk regions of Ukraine) or (z) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, (x) through (z), a “Restricted Person”). Subscriber agrees to provide the Company or law enforcement agencies, if requested thereby, such records and information as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber is in material compliance with the BSA/PATRIOT Act, and maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions, including for the screening of its investors to confirm that they are not Restricted Persons. Subscriber further represents and warrants that it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived and were not obtained, directly or indirectly, from a Restricted Person or related to any activities that may contravene U.S. federal, state or non-U.S. anti-money laundering laws (including the BSA/PATRIOT Act), anti-corruption or Sanctions laws and regulations or activities that may otherwise be deemed criminal. Subscriber further represents and warrants that any returns from Subscriber’s investment will not be used to finance any illegal activities, or any activities that would cause the Company to violate Sanctions. Subscriber is not a “foreign person,” “foreign government,” or a “foreign entity,” in each case, as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”). Subscriber is not controlled, in whole or in part, by a “foreign person,” as defined in the DPA.

(l)            Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(m)            If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”, collectively, the “Plans”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code or other laws or regulations that are similar to such provisions, then Subscriber represents and warrants that neither the Company, nor any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

(n)            At the Closing, Subscriber will have sufficient funds to pay the Subscription Amount pursuant to Section 2(b) of this Subscription Agreement.

(o)            Subscriber agrees that, notwithstanding Section 8(h) of this Subscription Agreement, the Placement Agents may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

(p)            No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company.

(q)            Subscriber hereby acknowledges and agrees that (i) the Placement Agents are each acting solely as a Placement Agent in connection with the Subscription contemplated by this Subscription Agreement and are not acting as an underwriter or in any other capacity and are not and shall not be construed as a fiduciary for the undersigned, the Company or any other person or entity in connection with the transactions contemplated herein, (ii) neither the Placement Agents nor any of their respective Representatives have made, or will make, any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated herein, (iii) the Placement Agents and their respective Representatives will have no responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription as contemplated by this Subscription Agreement or the transactions contemplated herein or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated herein, (iv) the Placement Agents and their respective Representatives shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the transactions contemplated herein, (v) neither the Placement Agents nor their respective Representatives have made an independent investigation with respect to the Company or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company, and (vi) the Placement Agents have not prepared a disclosure or offering document in connection with the offer and sale of the Subscribed Shares.

(r)            Except for the representations and warranties contained in this Section 4, Subscriber makes no express or implied representation or warranty, and Subscriber hereby disclaims any such representation or warranty with respect to the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated herein.

(s)            If Foreign Subscriber is located in or receiving this offer in Australia, Foreign Subscriber warrants that (i) it is a person or body referred to in Section 708(11) or 708(12) of the Corporations Act 2001 (Cth); or (ii) that a qualified accountant has issued a certificate, no more than six months prior to the date of this Subscription Agreement, confirming that Subscriber (x) has net assets of at least AU$2.5 million; or (y) has a gross annual income for each of the last two financial years of at least AU$250,000 per annum; or (iii) it is otherwise an “exempt offeree” for the purposes of Section 708 of the Corporations Act 2001 (Cth) and does not require disclosure from the Company under Part 6D.2 of the Corporations Act in order for the Company to issue the Subscribed Shares to Subscriber under this Subscription Agreement; and (iv) it agrees to comply with to Section 707(3) of the Corporations Act 2001 (Cth) and acknowledges Subscriber will be prohibited from on-selling the Subscribed Shares to investors in Australia for a period of 12 months after their issuance unless such purchaser falls within an exception set out in Section 708 of the Corporations Act 2001 (Cth).

5.            Registration of Subscribed Shares.

(a)            The Company agrees that the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Ordinary Shares (the “Registration Statement”) issued to U.S. Subscribers and affiliates (as defined in Rule 144 under the Securities Act) of the Company (collectively, the “Registration Subscribers”) no later than forty-five calendar days after the Closing Date, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty calendar days after the filing thereof (or, in the event the Commission reviews and has written comments to the Registration Statement, the ninetieth calendar day following the filing thereof) and (ii) the tenth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Registration Subscribers for review (but not comment) at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with a Registration Subscriber’s review. Unless otherwise agreed to in writing by Registration Subscriber, Registration Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided, that if the Commission or another regulatory agency requests that a Registration Subscriber be identified as a statutory underwriter in the Registration Statement, Registration Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Ordinary Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Ordinary Shares which is equal to the maximum number of Ordinary Shares as is permitted by the Commission. In such event, the number of Ordinary Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Registration Subscriber until the earlier of (i) two years from the issuance of the Ordinary Shares, (ii) the date on which all of the Ordinary Shares shall have been sold, and (iii) on the first date on which the Registration Subscriber can sell all of its Ordinary Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold. If requested by Registration Subscriber, the Company shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Ordinary Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities (as defined below) and, at the request of a Holder (as defined below), cause the removal of all restrictive legends from any Registrable Securities held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Company, its counsel or the transfer agent, establishing that restrictive legends are no longer required. The Company shall use its commercially reasonable efforts to have the legend removal referenced above apply to all shares held by Registration Subscriber in a single transaction. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Holder to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange on which the Ordinary Shares are then listed and update or amend the Registration Statement as necessary to include Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Ordinary Shares and any other equity security issued or issuable with respect to the Ordinary Shares by way of share subdivision, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) two years, (B) the date all Ordinary Shares held by a Holder may be sold by such Holder without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by a Holder, and (D) when such securities shall have ceased to be issued and outstanding. “Holder” shall mean Registration Subscriber or any affiliate of Registration Subscriber to which the rights under this Section 5 shall have been assigned. The Registration Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Ordinary Shares to the Company (or its successor) promptly upon request to assist the Company in making the determination described above. The Company’s obligations to include the Ordinary Shares in the Registration Statement are contingent upon Registration Subscriber furnishing in writing to the Company such information regarding Registration Subscriber, the securities of the Company held by Registration Subscriber and the intended method of disposition of the Ordinary Shares as shall be reasonably requested by the Company to effect the registration of the Ordinary Shares, and Registration Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Registration Subscriber as to the status of such registration. Registration Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Ordinary Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Registration Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transactions of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two times in any 360-day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Registration Subscribers of such securities as soon as practicable thereafter.

(b)            Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned, as applicable, agrees that (i) it will immediately discontinue offers and sales of the Ordinary Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Registration Subscribers receive copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receive notice that any post-effective amendment has become effective or unless otherwise notified by the Company that they may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the undersigned, as applicable, will deliver to the Company, or in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession, as applicable; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Ordinary Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

6.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of the Company and Subscriber to terminate this Subscription Agreement, or (b) if the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, a Subscriber’s willful breach of Section 2(c) of this Subscription Agreement with respect to its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such willful breach.

7.            No Short Sales. Subscriber hereby agrees that, from the date of this Subscription Agreement until the Closing Date (or earlier termination of this Subscription Agreement), neither Subscriber nor any Person acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales (as defined below) with respect to securities of the Company, as applicable. For purposes of this Section 7, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing in this Section 7 shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s Subscription (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers or desks managing other portions of such Investor’s assets, the limitations set forth in the first sentence of this Section 7 shall only apply with respect to the portion of assets managed by the portfolio managers or desks that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

8.            Miscellaneous.

(a)            All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)            Subscriber acknowledges that (i) the Company will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement and (ii) the Placement Agents will rely on the representations and warranties made by Subscriber and the Company, as the case may be, contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others (including Placement Agents) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.

(c)            Each of the Company, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as requested or required by law, rule or regulation in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided that, with respect to production by the Company, such party will provide Subscriber with at least three (3) Business Days’ prior written notice of such production to the extent legally permissible and subject to Section 8(s).

(d)            Regardless of whether the Closing occurs, Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)            Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief, and such assignee agrees in writing to be bound by the terms hereof.

(f)            All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g)            The Company may request from Subscriber such additional information as the Company may reasonably determine necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, to register the resale of the Subscribed Shares or otherwise consummate or evidence the transaction contemplated by this Subscription Agreement, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures provided that the Company agrees to keep any such information provided by Subscriber confidential other than as necessary to include in any registration statement the Company is required to file hereunder or in connection herewith. Subscriber acknowledges and agrees that if it does not provide the Company with such requested information, the Company may not be able to register the Subscribed Shares for resale pursuant to Section 5 hereof. Subscriber hereby agrees that the Subscription Agreement, as well as the nature of Subscriber’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the Commission and in any registration statement, proxy statement, consent solicitation statement or any other Commission filing to be filed by the Company in connection with the issuance of the Subscribed Shares contemplated by this Subscription Agreement without Subscriber’s prior written consent.

(h)            This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 6 above) except by an instrument in writing, signed by each of the parties hereto; provided, that this Subscription Agreement may be amended, modified, waived or terminated with the written consent of the Company and the holders then committed to purchase a majority of the Aggregate Subscribed Shares to be purchased at the Closing; provided further, that Section 4, this Section 8(h), and Section 8(j) of this Subscription Agreement may not be amended, terminated or waived in a manner that is material and adverse to the Placement Agents without the written consent of the Placement Agents. Upon the effectuation of such waiver, modification, amendment or termination in conformance with this Section 8(h), such amendment, modification, waiver or termination shall be binding on Subscriber and effective as to all of this Subscription Agreement. The Company shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) any amendment, modification or waiver that has a disproportionate effect on Subscriber (considered apart from any disproportionate effect owing to the aggregate amount of the Subscribed Shares held by such Subscriber), relative to any of the Other Subscribers shall require the consent of Subscriber and (ii) any amendment to Section 5 or Section 6 of this Subscription Agreement shall require the consent of Subscriber.

(i)            This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof, except that any confidentiality agreement with respect to the undersigned or its affiliates shall remain in full force and effect following the amendment, modification, waiver or termination of this Subscription Agreement.

(j)            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. The parties hereto acknowledge and agree that each of the Placement Agents is an express third-party beneficiary of its express rights in Section 3, Section 4, Section 8(h) and this Section 8(j) of this Subscription Agreement. In addition, (i) the Company acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by the Company contained in this Subscription Agreement, and (ii) Subscriber acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by Subscriber contained in this Subscription Agreement. Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Subscription Amount and cause the Closing to occur if the conditions in Section 2 this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived by the applicable party entitled to waive any such condition. Each party hereto further agrees that none of the parties hereto or the Placement Agents shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(j), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument

(k)            If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(l)            [Reserved.]

(m)            This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n)            The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto and the Placement Agents shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled to seek at law, in equity, in contract, in tort or otherwise. The parties hereto further agree not to assert that a remedy of specific enforcement pursuant to this Section 8(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In addition, the prevailing party in any action to enforce the provisions of this agreement shall be entitled to fees and expenses incurred in connection therewith. The parties acknowledge and agree that this Section 8(n) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

(o)            This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(p)            EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q)            The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the state and county of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Notwithstanding the foregoing, a final judgement in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 10(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r)            This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, shareholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby. Each of the Company and Subscriber further acknowledge and agree that each Placement Agent is a third-party beneficiary of the representations and warranties of the Company and Subscriber in this Subscription Agreement.

(s)            Notwithstanding anything contained to the contrary in Section 8(c), the Company shall not publicly disclose the name of Subscriber or any affiliate or investment advisor of Subscriber, or include the name of Subscriber or any affiliate or investment advisor of Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the NYSE regulations, in which case the Company shall provide Subscriber with reasonable prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subject to the limitations of the following sentence, Subscriber hereby consents to the publication and disclosure in any Form 6-K filed by the Company with the Commission, or any other filing with the Commission pursuant to applicable securities laws, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Company, a copy of this Subscription Agreement. Notwithstanding the foregoing or anything contained to the contrary in Section 8(c), the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing Subscriber with any notification thereof, unless Subscriber is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

(t)            The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

METALS ACQUISITION LIMITED

By:
Name:
Title:

Address for Notices:

Century House, Ground Floor Cricket Square, P.O. Box 2238 Grand Cayman KY1-1107, Cayman Islands

Signature Page to MAC Subscription Agreement

SUBSCRIBER:
Signature of Subscriber:

By:
Name:
Title:
Date:
Name of Subscriber:

(Please print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):

Email Address:

Subscriber’s EIN:

Jurisdiction of residency:

Number of Subscribed Shares subscribed for:

Price Per Subscribed Share:	$11.00

Subscription Amount:	$

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company.

Signature Page to MAC Subscription Agreement

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

C.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

D.	NON-U.S. PERSON STATUS (Please check the box)

☐	Subscriber is a non-U.S. person located outside of the United States.

E.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

A-1

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

☐	An entity, of a type not listed in paragraph 501(a)(1), (2), (3) or (7) not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

☐	A “family office”, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

F.	FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the applicable subparagraphs):

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

☐	Subscriber is not an “institutional account” under FINRA Rule 4512(c).

SUBSCRIBER:
Print Name:

By:
Name:
Title:

A-2